As Filed With the Securities and Exchange Commission on April 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	62-1812853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900

Nashville, Tennessee 37201

(Address of Principal Executive Offices)

PINNACLE FINANCIAL PARTNERS, INC.

2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

M. Terry Turner

Pinnacle Financial Partners, Inc.

150 Third Avenue South, Suite 900

Nashville, Tennessee 37201

(615) 744-3700

(Name, Address, and Telephone Number of Registrant’s agent for service)

Copy to:

Bob F. Thompson, Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $1.00 par value	500,000 shares	$16.68	$8,340,000	$956

(1)

Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act and is based on the average of the high and low sales prices for the Common Stock on April 16, 2012.

Registration of Additional Securities

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, $1.00 par value, of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Registrant”), for the Registrant’s 2004 Equity Incentive Plan, as amended and restated.

Incorporation by Reference of Earlier Registration Statements

The Registration Statements on Form S-8 (Registration Nos. 333-114799, 333-124199, 333-13541, 333-148251 and 333-158825) previously filed by the Registrant with the Securities and Exchange Commission on April 23, 2004, April 20, 2005, June 28, 2006, December 21, 2007 and April 27, 2009, respectively, are hereby incorporated by reference herein.

Item 8. Exhibits.

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of KPMG LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).

99.1	Pinnacle Financial Partners, Inc. Amended and Restated 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 20, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 20th day of April, 2012.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ M. Terry Turner
M. Terry Turner, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints M. Terry Turner and Robert A. McCabe, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert A. McCabe, Jr. Robert A. McCabe, Jr.	Chairman and Director	April 20, 2012

/s/ M. Terry Turner M. Terry Turner	President, Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2012

/s/ Harold R. Carpenter Harold R. Carpenter	Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2012

/s/ Sue G. Atkinson Sue G. Atkinson	Director	April 20, 2012

/s/ Harold Gordon Bone Harold Gordon Bone	Director	April 20, 2012

/s/ Gregory L. Burns Gregory L. Burns	Director	April 20, 2012

/s/ Colleen Conway-Welch Colleen Conway-Welch	Director	April 20, 2012

/s/ James C. Cope James C. Cope	Director	April 20, 2012

/s/ William H. Huddleston, IV William H. Huddleston, IV	Director	April 20, 2012

/s/ Ed C. Loughry, Jr. Ed C. Loughry, Jr.	Director	April 20, 2012

/s/ Hal N. Pennington Hal N. Pennington	Director	April 20, 2012

/s/ Gary L. Scott Gary L. Scott	Director	April 20, 2012

Wayne J. Riley, M.D.	Director

EXHIBIT INDEX

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of KPMG LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).

99.1	Pinnacle Financial Partners, Inc. Amended and Restated 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 20, 2012).